POWER OF ATTORNEY

I, the undersigned trustee or officer of the Pear Tree Funds, (Series individually listed on Annex A) for which Pear Tree Advisors, Inc. acts as investment adviser, hereby constitute and appoint Willard L. Umphrey, Leon Okurowski and Kelly J. Lavari, and each of them acting singly, to be my true, sufficient and lawful attorneys, with full power to each of them and each of them acting singly, to sign for me, in my name and the capacities indicated below, (i) any Registration Statement on Form N-1A, Form N-14, or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments thereto filed by the Pear Tree Funds or any investment company for which Pear Tree Advisors, Inc. or any of its affiliates acts as investment adviser in the future (each a "Trust") of which I am now or am on the date of such filing a Trustee or officer of the Trust, (ii) any application, notice or other filings with the Securities and Exchange Commission, and (iii) any and all other documents and papers relating thereto, and generally to do all such things in my name and on behalf of me in the capacities indicated to enable each Trust to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, and thereunder, hereby ratifying and confirming my signature as it may be signed by said attorneys or each of them to any and all Registration Statements and amendments to said Registration Statement.

IN WITNESS WHEREOF, I have hereunder set my hand on this 11th day of November, 2011.

/s/ Robert M. Armstrong Robert M. Armstrong	/s/ Clinton S. Marshall Clinton S. Marshall
/s/ John M. Bulbrook John M. Bulbrook	/s/ Leon Okurowski Leon Okurowski
Willard L. Umphrey Willard L. Umphrey	Kelly J. Lavari Kelly J. Lavari

/s/ William H. Dunlap William H. Dunlap

POWER OF ATTORNEY
ANNEX A

Pear Tree PanAgora Dynamic Emerging Markets Fund
Pear Tree Polaris Foreign Value Fund
Pear Tree Quality Fund
Pear Tree Columbia Small Cap Fund
Pear Tree Polaris Foreign Value Small Cap Fund
Pear Tree Columbia Micro Cap Fund